Exhibit 10.21

Main Service Agreement

Party A：Lion Futures Limited

Party B：Esunny International (Hong Kong) Co., Ltd.

Place of Signature： Hong Kong SAR, P.R. China

This Agreement takes effect on November 1, 2019. In principle of equality and mutual benefit and through friendly discussion, Party A, Lion Futures Limited, a Hong Kong company, Registered Address: Unit F, 22/F, YHC Tower, No.1 Sheung Yuet Road, Kowloon Bay, Hong Kong SAR, and Party B, Esunny International (Hong Kong) Co., Ltd., Registered Address: Unit 1115, Admiralty Centre Tower 2, No. 18 Harcourt Road, Hong Kong SAR, agree to enter into this Agreement under the terms and conditions shown as follows:

The Agreement is made up of following components: (A) Main Service Agreement, (B) Orders and Order Attachments, (C) Supplementary Agreement or Special Articles agreed by both parties (If any).

The three components are integral parts of this Agreement and jointly constitute the whole agreement that the two Parties have entered into (Hereinafter collectively referred to as the Agreement). The ‘Party’ mentioned in the Agreement refers to any party of this Agreement and ‘Both Parties’ mentioned in the Agreement refers to all parties of this Agreement. Except that’s explicitly otherwise provided in this Agreement, the Party B made no other express or implied presentation or commitment about the subject matter to the Party A.

1	Terms and Definitions:

Unless otherwise defined in the context of this Agreement, the terms used in this Agreement shall have following definitions:

1.1	Main Service Agreement: It concludes the rights and obligations that both Parties enjoy and bear under this Agreement, including but not limited to: Contract Term, Intelligence Property Rights, Confidentiality, Disclaimer, Force Majeure, and other fundamental and essential articles based on which both Parties maintain a cooperative relation;
1.2	Orders: It clearly stipulates specific terms of a product/service that the Party shall provide under this Agreement, including but not limited to: Prices, Service Period, Service/Product Type, Payer and Contract Information, User’s Guide, Responsibilities; The Party A shall rely on the specific terms listed on such Orders signed separately with the Party B to define the services/products it will receive from the Party B and to clear the payment to the Party B.
1.3	Order Attachments: It includes all attachments to orders, e.g. the Service/ Product Installation Confirmation Sheet, Service Level Agreement (SLA), User’s Instructions, Online Confirmation Sheet, Acceptance Report and other documents that the Party B shall provide after signing a Main Service Agreement with the Party A. The attachments are an integral part of an Order;
1.4	Supplementary Agreement or Special Articles: It’s a special agreement entered into by both Parties so that the Party A may use and/or accept from the Party B a service or product outside the scope of previously signed Main Service Agreement, Order, Order Attachment, or, deal with any other special subject matter. The Supplementary Agreement or Special Articles are not essential or mandatory articles of this Agreement. They are simply separate agreements that both Parties would enter into under some special circumstances.
1.5	Esunny International (Hong Kong) Co., Ltd.: It is an affiliated company that the Zhengzhou Esunny Information Technology Co., Ltd. established in Hong Kong SAR, P.R. China. It is an independent legal entity. In the Agreement, it may be referred to either as Party B or as Esunny International;
1.6	Zhengzhou Esunny Information Technology Co., Ltd.: It is a legally registered and existing company established in Zhengzhou City, Henan Province, the People’s Republic of China, according to all applicable Chinese laws and regulations. It is the sole owner of the Party B and referred to in this Agreement as Zhengzhou Esunny in abbreviation;

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1.7	Business Agent: The Party B shall, under an Authorization Agreement signed with the Zhengzhou Esunny, act as an agent of the Zhengzhou Esunny and provide the Party A with the products and services listed in this Agreement. If the Party A should wish to use any of Zhengzhou Esunny’s product or service, it needs to sign this Agreement before it is able to use any of such products and/or service;
1.8	Force Majeure: It refers to any incident beyond the reasonable scope that the Party B could control, including but not limited to: Labor Dispute of any sort, War, Riot, Blockage, Storm, Thunder, Major Epidemic Diseases, Governmental Actions Using Legal and Public Powers, any changes in the Laws, Regulations or Regulatory Policies during the performance of this Agreement, any Interruption or Delay of Telecommunication Services, any Hacker Attack or Computer Virus Attach against which there is no effective defensive measures;
1.9	Service Level: It refers to the service standards of a service type that both Parties agreed in the Agreement. The service level for the services to be provided under the Agreement shall be clearly defined in a Service Level Agreement (SLA);
1.10	Intellectual Property Rights: It refers to all effective intellectual property rights under the protection of all laws, regulations, under common or equity systems, enforced by all nations of the world, including but not limited to Copyright, Patent. In other words, it is the exclusive intangible property right that the right holder legally enjoys in respect of his/her intellectual work and achievements.
1.11	Taxes: It refers to any currently existing or future income tax, withholding tax, value-added tax, business tax, sales tax, turnover tax, consumption tax, customs duty, import duty, deductibles, as well as any other similar liability charged over the customer payables under this Agreement, excluding any tax or duty for which the Party B is liable in the jurisdiction where it maintains business operation.
1.12	Language: When there is more than one language used for the making, signing and performance of this Agreement, the version written in Traditional Chinese shall prevail. It should not be seen as a violation of this Agreement if the Party B is unable to provide the texts of this Agreement, Orders or Order Attachments in other languages. Party A shall not file any dispute on the ground of language versions.
1.13	Business Day: It refers to any day except for the Saturday, Sunday and national/regional public holidays of any place where services and products are provided under this Agreement.

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1.14	Consequential Loss: It refers to any loss of profit, goodwill, production, business, opportunities, or business interruption, or the loss of expected savings or earnings, or the loss resulting from third party claims, as well as any other indirect, collateral and punitive damages;
1.15	Third Party: It refers to any natural person, corporation, entity that is not the Party A or B, e.g. Party A’s clients;
1.16	Client Software: It refers to the software that is not provided by the Party B but independently developed or acquired by the Party A;
1.17	Product Service: It refers to all the software products and other services that the Party B offers on the market, including but not limited to: all software that the Party B provides for its customers, the licensing of them, server hosting service, quotation information services, etc.
1.18	Quotation Information: It refers to all the official quotation data that the Zhengzhou Esunny obtains from world exchanges under contracts. The exchanges own the exclusive rights over such quotation data. All such quotation data constitute the valuable confidential information of the exchange that provides them and the Object attached to which there are exclusive rights within a non-public scope. In addition, unless they are made public by their owner, such information shall remain the valuable confidential information of the exchanges and the exclusive rights over them shall belong to the supplying exchanges alone.
1.19	Associated Company: It refers to a company in controlling or controlled relation with either Party A or B or companies in a controlled relation with the same company;
1.20	Financial License: It refers to the business certificate of a financial institution. It is an official document that a legal financial regulatory agency or a stock/futures exchange gives to an organization to grant it the right to participate into financial operations;

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2	Services
2.1	General Rules
2.1.1	The Party B shall provide the Party A with every product and service according to this Agreement. Additional service request and demand will be met on condition of the acceptance of the Party B and on the basis of a supplementary agreement or special articles (If any) signed by both Parties. If the Party A should request to add a new function or to modify an existing function of the software provided under this Agreement, the Party B shall carefully consider the possibility of providing an upgraded version of the software that meets such needs and reply the Party A with a formal notice;
2.1.2	The Party A acknowledges that it is impossible for any software service to maintain flawless operation. If there should occur any problem during the software operation, the Party A shall immediately inform the Party B of the fact, together with a detailed description about the problem. And the Party B shall do its best to resolve the problem to the extent of reasonable efforts.
2.1.3	In order to ensure client network security and the compliance of local laws and regulations, the Party A agrees that the Party B may monitor, intercept and suspend any of its services for purposes of this provision and the performance of this Agreement only. The Party A understands and agrees that, upon the requirements of regulatory agencies and judicial organs, the Party B will cooperate with them for any legal investigation and provide them with all documents they require.
2.1.4	The Party B should do everything within its power to ensure the reliability of its products and services and abide by all regulations and fundamental requirements from relevant government agencies, judicial organs, industry regulatory bodies, and stock/futures exchanges, effective at the time of signature. The Party A understands and agrees that this Agreement will be subject to substantial modification when any significant change should occur in above-said regulations or requirements.
2.1.5	The Party A promises not to use, under any circumstance, the products and services from the Party B for any purpose other than that has been stipulated in this Agreement. Also, the Party A shall not use, in whatever way or whatever name, the products and services from the Party B for any illegal operation or any operation that’s in violation of any regulatory rule, including but not limited to anything that compromises national security or discloses state secrets, or any other criminal activities. If the Party A should act against any law, regulations or government orders, the Party B has the rights to require the Party A to correct such activities. And upon receiving such requirements, the Party A should take immediate corrective actions and use all the products and services strictly in line with applicable laws and regulations.
2.1.6	The Party B promises that there is no malicious code or unauthorized functions hidden in any software it provides, or any functional module that’s not in conformity with the applicable laws and regulations of Hong Kong SAR and P.R. China or any other jurisdiction, and that all software is in compliance with the technical standards and technical directions extensively accepted in the stock and futures industry.
2.1.7	To meet all legal monitoring requirements, both Parties agree to accept any extended information security inspection conducted by local regulatory body or exchange. When any Party takes part in an extended information security inspection conducted by local regulatory body, agency or exchange, the other party should cooperate with the inspection with reasonable efforts.
2.1.8	The Party B shall maintain a 24hours/5days/week 400 technique service hotline for every trading day (China Daylight Time: 6:00 a.m. Monday to 6:00 a.m. Saturday; China Winter Time: 7:00 a.m. Monday to 6:00 a.m. Saturday). In addition, the Party B shall provide the Party A with reasonable technical consultation and other technical support via email or written documents for problems that the Party A may encounter during daily software operation. If considering it necessary, the Party B shall provide on-site technical service. Outside the trading hours, the Party B shall assign special engineers to answer all the technical questions for the Party A by telephone or email.
2.1.9	The Party B agrees to provide free-of-charge remote maintenance services for the software products it provides. The Party A agrees to provide a good remote maintenance environment according to the requirements of the Party B.
2.1.10	The Party A should assign a special person with sufficient authorization to cooperate with the Party B for various tasks, e.g. maintaining mutual communications for business, training, or other activities upon the request of the Party B.

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2.2	Software Product Licensing Service Rules
2.2.1	The software products that the Party B shall provide under this Agreement are shown as follows:
A.	Epolestar

The ‘Epolestar’ is the abbreviation of Epolestar Quotation and Trading Platform V9.3 that the Party B shall provide under this Agreement. Specifically, the Party A shall use the futures and options quotation and trading information services that the Party B shall provide with the Epolestar System and its servers. The functional services that the Party B shall provide include:

①	Quotation Information;
②	Quotation access points: Hong Kong SAR, Shanghai, Zhengzhou, Beijing and Chengdu;
③	Network and hardware: Background servers and other internet resources;
④	Software functions: Chart Analysis, Quick Order, etc;
⑤	Personalized software and service packages;
⑥	Software upgrading services;

B.	Estar

The ‘Estar’ is the abbreviation of Estar Futures & Options Quotation and Trading Software V1.1 that the Party B shall provide under this Agreement. The functional services that the Party B shall provide include:

①	Quotation Information;
②	Quotation access points: Zhengzhou, Shanghai, Beijing, Guangzhou, Chengdu and Hong Kong SAR;
③	Software functions: Chart Analysis, Futures/Options Trading, Cloud Conditional Order, P/L Limit Order, etc;
④	Estar Mobile Terminal Access Front (including Trading Gateway and Strategy Servers, hereinafter, ‘Access Front’);
⑤	Personalized software and service packages;
⑥	Software upgrading services;

C.	Esunny International V9.0

The ‘Esunny International V9.0’ is the abbreviation of Esunny International Financial Derivatives Trading and Analysis Sytem V9.0 that the Party B shall provide under this Agreement. The Esunny International V9.0 can facilitate buy-side trading with following functions, i.e. Trading, Settlement, Counter, Risk Monitoring and following modules:

①	Trading Server Module;
②	Trading Front Module;
③	Management Module;
④	Risk Monitoring Module;
⑤	Agency Gateway and Exchange Gateway Module (If it is a gateway using a Esunny System as its upper level system, or, it is a gateway directly linked to exchanges, the gateway shall be provided for free; Also, the Esunny offers another three free-of-charge gateways that it supports; The price of CQG gateway depends on CQG’s official price policies. Please see the Order for specific prices of other gateway services.)
⑥	Settlement Module; (The Party A may purchase it separately. Please see the Order for specific price.)
⑦	Database Module;

D.	Esunny Open-Account System

The ‘Esunny Open-Account System’ is the abbreviation of Esunny International Financial Derivatives Remote Open-Account System V 1.0. It is made up of an Open-Account Front and Post Open-Account Background Management System. Specifically, the Esunny Open-Account System contains following modules:

①	Open-Account Service Module;
②	Connection Service Module;

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E.	Esunny Risk Monitoring System

The ‘Esunny Risk Monitoring System’ is the abbreviation of Esunny Risk Monitoring System V3.0. Designed to meet diversified risk monitoring needs, it is a high performance risk control tool that supports multiple markets, multiple businesses, and personalized settings. It provides Forced Position Liquidation Trial Calculation, Stress Test, Risk Monitoring, and other function with following modules…:

①	Risk Monitoring Quotation Service Module;
②	Risk Monitoring Central Module;
③	Quotation Gateway Module;
④	Trading Gateway Module;
⑤	Risk Monitoring Client Terminal;

F.	Double Certificate Services

The Double Certificate Service refers to the double certificate login function that the Party B provides under this Agreement according to the Article 1.1 Double Certificate of Guidelines for Reducing and Mitigating Hacker Intrusion Risks Related to Internet Transactions issued by Hong Kong Securities and Futures Commission. It is based on Cloud Verification Code SMS technology that the Esunny International V9.0, Esunny Buyer-Side API and Esunny Epolestar V9.3 support. To use the double certificate functions provided under this Agreement, the Party A shall before anything upgrade its background and client systems to the version that Party B particularly specifies.

2.2.2	Epolestar and Estar Service Rules
(a)	The Party B shall provide the Party A with the technical support services for Epolestar and Estar (including Access Front) on agreed time;
(b)	The Party B shall provide the Party A with complete User’s Guides (electronic files) of Epolestar and Estar and complete Operation & Maintenance Guide (electronic files) of Access Front System. As far as the Estar is concerned, the Party A may direct download the User’s Guide of Estar from Apple’s App Store (Apple System) or any Android Store (Android System). The Esunny International provides the unified download addresses for downloading Estar and Epolestar installation packages. If the Party A should choose to set up an access front by itself, it’s required that the Party A should provide all hardware configurations (at least three servers) and network environments required for the access front and follow the Party B’s operation procedures to operate and maintain the systems.
(c)	Before installing any software, the Party A should prepare all the hardware, operating system and network environment according to the Party B’s requirements. The Party B should provide an instruction detailing its requirements on hardware, operating system and network environment;
(d)	The Party B shall provide all patches necessary for upgrading the Epolestar and Estar systems and inform the Party A in advance by email or other communication mode. Before providing such patches, the Party B may carry out some tests to reduce possible risks.
(e)	The Party A promises to strictly follow the Party B’s work flows and system operation procedures when using and operating the systems provided under this Agreement, as well as other rules or requirement that the Party B may put up for the performance of this Agreement.
(f)	The Party B should provide the Party A with a training program before it starts using the software provided under this Agreement. And the Party B reserves the right to carry out the operation and maintenance services via a third party remote control software. Upon receiving the Party A’s calls (in business hours) for technical supports for the Epolestar and Estar (including Access Front), the Party B shall respond within 2 hours.

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(g)	Both Parties state, represent and guarantee the following: the Party A guarantees that, without prior permission from the Party B, it will not, in whatever form, distribute, reproduce or use any content (including but not limited to any data or news) of the products and/or services that the Party B provides under the Agreement for any purpose other than that has been stipulated in this Agreement. Also, the Party A guarantees that, under practical conditions, it will provide the Party B with all information and/or reports, required by the exchanges, in reasonable relation to the quotation information that subscribers received, according to the Party B’s requests. In addition, the Party A guarantees to cooperate with the Party B or exchanges in all audits and examinations over quotation data, including the use of quotation data, as well as any ledger and/or record detailing the receiving and using of the quotation information. And the Party B guarantees that it owns all the copyright, copyright authorization and other legal rights over all the software and information that it shall provide under this Agreement. A Party has the right to terminate the Agreement immediately when the other party should violate any of the guarantees made in this provision.

2.2.3	Esunny International V9.0 Service Rules
(a)	Before installing any software, the Party A should prepare all the hardware, operating system and network environment according to the Party B’s requirements. The Party B should provide an instruction detailing its requirements on hardware, operating system and network environment;
(b)	The Party A should provide a remote maintenance environment that is good enough for the Party B to carry out remote maintenance services. The annual remote maintenance (one to two times) service is free of charge, and the specific time shall be determined by both Parties.
(c)	If there is anything wrong with the operation of the Esunny International V9.0 that requires an on-site service to resolve, the Party B shall provide such on-site service for free. But if the Party A requires on-site services out of the above-mentioned scope, the Party B shall meet such needs on a fee-for-service basis. Specifically, the on-site services are charged according to following standards: HKD20,000 per business day for the first engineer; and then, on the basis of that price, for each additional engineer, the price will increase by HKD10,000 per business day; and if the actual working hours of an engineer is less than the standard working hours of a business day, the on-site service will still be charged as a full business day;
(d)	The Party B has the right to upgrade the Esunny International V9.0 from time to time. And such version upgrading service shall be provided strictly in accordance with the templates stipulated in this Agreement on a free-of-charge basis. The system maintenance services that the Party B undertakes are limited to the latest software version and the last two versions before it (collectively, they are called as Effective Maintenance Versions). Such system maintenance services include but not limited to function upgrading, function addition on-demand, and debugging. The Party B is not liable for any loss or damage resulting from the Party A’s refusal or failure to cooperate with the Party B for software upgrading, including but not limited to the loss or damage resulting from delayed maintenance caused by such failure of cooperation;
(e)	If the effective maintenance versions of the Esunny International V9.0 should be changed as a result of major changes in the external environment, e.g. trading rules or regulatory policies, and such changes involve the addition or change of functional modules or other hardware, the cost of such changes shall be determined through friendly discussion between both Parties. But, if the changes in trading rules or regulatory policies are totally directed against the Party A, the Party A shall undertake all the adjustments and the costs alone.

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(f)	The Party A fully understands and acknowledges the potential risks lying in the following four functional modules, i.e. Automatic Forced Position Liquidation, Time Forced Position Liquidation, and Time Margin/Premium Parameter Change, of the Esunny International V9.0, and, after sufficient function tests, still chooses to adopt the Esunny International V9.0, and will undertake all the risks and loss and/or damages resulting from the using of above four functional modules alone.
(g)	The Party A should assign special people responsible for maintaining the operation and maintenance of the systems provided under this Agreement. Specifically, the special person should provide, according to the Party B’s instruction, the working environment required for the normal operation of the system, strictly follow the technical requirements stipulated in the descriptions and instructions provided by the Party B in daily system management and operation hours, and cooperate with the Party B in the installation, commissioning, training and maintenance of the Esuny International V9.0.
(h)	The Party B shall provide a free-of-charge on-site operation skill training program for the Party A, and, carry out all the follow-up and maintenance services, non-architecture assignments, system upgrading and other training as stipulated in the Agreement.
(i)	The detailed information about the responsibilities of the Party A and B shall be stated in the Orders and Order attachments.
2.2.4	Esunny Open-Account System Service Rules
(a)	The Esunny Open-Account System is a supporting facility essential to the full functioning of the Esunny International V9.0. Consequently, the Party A should provide the Party B with the Address of Management Front, Port, User’s Name, Passwords, Authorized IDs and other documents required for open-account operations. Also the Party A should strictly follow the system operation manual that the Party B provides to ensure the safe and reliable operation of the system.
(b)	The Party B shall provide the Party A with Cloud Hosting Service and undertake the installation, maintenance, upgrading, change and other operations in relation with the Open-Account system. In addition, the Party B shall provide the Party A with a customized operation skill training program around the system.
2.2.5	Esunny Risk Monitoring System Service Rules
(a)	The Esunny Risk Monitoring System V3.0 is a supporting facility essential to the full functioning of the Esunny International V9.0. Consequently, the Party A should provide the Party B with the Address of Management Front, Port, User’s Name, Passwords, Authorized IDs and other documents required for risk monitoring operations.
(b)	Based on the deployment of Esunny International V9.0, the Party B shall provide the Party A with hosting or non-hosting services and complete the installation, maintenance, upgrading and change of the Esunny Risk Monitoring System. Also, according to specific customer needs, the Party B shall provide a customized operation skill training program around the Esunny Risk Monitoring System.
(c)	The Party B has the right to upgrade the Esunny Risk Monitoring System V3.0 from time to time. And such version upgrading service shall be provided strictly in accordance with the templates stipulated in this Agreement on a free-of-charge basis. The system maintenance services that the Party B undertakes include but not limited to function upgrading, function addition on-demand, and debugging. The Party B is not liable for any loss or damage resulting from the Party A’s refusal or failure to cooperation with the Party B for software upgrading, including but not limited to the loss or damage resulting from delayed maintenance caused by such failure of cooperation;
(d)	If the effective maintenance versions of the Esunny Risk Monitoring System V3.0 should be changed as a result of major changes in the external environment, e.g. trading rules or regulatory policies, and such changes involve the addition or change of functional modules or other hardware, the cost of such changes shall be determined through friendly discussion between both Parties. But, if the changes in trading rules or regulatory policies are totally directed against the Party A, the Party A shall undertake all the adjustments and the costs alone.

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2.2.6	Double Certificate Service Rules

(a)	In order to use the Double Certificate function provided under this Agreement, the Party A should upgrade the systems and client terminal system to the versions designated by the Party B. Also, the Party A should clear all payment for this service on time as specified on the Orders.

(b)	The double certificate available under this Agreement is currently based on the Tencent Cloud SMS Service only. The Party B will not accept any suggestion about developing another double certificate system that’s based on other platform or other interfaces. The Party A has the right to contact the Party B to understand the number of SMS used. But such query is available once a month only.

(c)	The Party B will provide a double certificate solution that’s in line with regulatory requirements, and, is not liable for any compliance risks resulting from Party A’s day-to-day risky operations of the system, including but not limited to disable, selectively enable or partially enable the double certificate function.

(d)	The Party A knows, understands and agrees to accept the possibility that the Party B’s double certificate system may contain vulnerabilities and the possibility that it may be exposed to the risks resulting from such vulnerabilities, including but not limited to SMS operator’s service failure, SMS being blocked due to illegal content, SMS numbers exceeding the limit. The Party B is liable for helping the Party A with following problems, i.e. timely develop vulnerability patches or other solutions and for protecting the Party A from and loss or damage resulting from any underperformance of the double certificate system. But the Party A promises not to bring up any claim, petition, appeal, compulsory performance or any other legal proceeding against the Party B on the ground of the failure of the double certificate service. And the Party B shall not compensate for any loss or damage arising from such service failure.

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2.3	Hosting Services

The Party B shall provide under this Agreement three kinds of hosting services, i.e. Esunny International V9.0 Computer Room Hosting, Esunny International V9.0 Cloud Hosting and Esunny Trading Server Hosting.

2.3.1.	Esunny International V9.0 Computer Room Hosting and Cloud Hosting Service Rules:
(a)	The Esunny International V9.0 Computer Room Hosting Service is designed for the Party A to use the physical server resources and supporting network equipments that the Party B provides to initiate and maintain the operating of the Esunny International V9.0. The Party B shall provide the Party A with operation systems, databases and other things essential to the software environment, as well as the services essential to the system operation;
(b)	Esunny International V9.0 Cloud Hosting Service is designed for the Party A to use the cloud server resource and other supporting network equipments provided by the Party B to realize and maintain the operation of the Esunny International V9.0 system. The Party B shall provide the Party A with operation systems, databases and other things essential to the software environment, as well as the services essential to the system operation;
(c)	Software System: It includes the application programs that the Party B provides to enable the buyer-side trading services, as well as other application programs, e.g. operation system, database, essential to the operation of the trading systems;
(d)	Hardware and network environment: It particularly refers to the hardware environment that supports the operation of the Esunny International V9.0 system, including:
1.	Server and network equipments required for the operation of Esunny International V9.0. (Computer Room Hosting);
2.	Cloud server resource required for the operation of Esunny International V9.0. (Cloud Hosting);
3.	Dedicated lines for cross-border trading;
4.	Network environment connected with the Party B’s Broker/Exchange’s systems;
5.	Client’s connection with the internet;
6.	Basic computer room environment;
7.	Exchanges’ and Brokers’ networks: CME, ADM, CAPITAL, GHF, PHILLIP, etc.
8.	Shared internet outlets in Hong Kong SAR and Shanghai;
9.	Esunny LAN Management;
10.	Network equipment management; The hardware environment monitoring over Hong Kong Computer Room, the key routers linked in the backbone network in the Shanghai Computer Room, all exchangers and other equipments; The software environment monitoring over performance, capacity, utilization, interface traffic (CPU, memory, fans, power source, temperature, interface status, interface traffic, interface packet loss rate, bandwidth utilization rate), etc.

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(e)	Esunny International V9.0 Hosting Operation & Maintenance Services:
1.	System configuration management: It includes Broker/Exchange gateway, transaction services, settlement services, and related manual modification of various configuration files;
2.	System daily start/stop: Complete the setting for the automatic start/stop of transaction services, broker/exchange gateway service and front service; Guarantee all background service modules to start according to normal procedures; Run examinations over all service modules after the system is started;
3.	System status check: The system status check will examine the database backups, disk space, CPU and memory performance, as well as the operating status of all service modules on every trading day;
4.	Database Backup: Complete the database backup on time; In addition to the backup completed manually, all systems will run an automatic backup for all system data;
5.	System Change: A program upgrading job covering all hosted buyer-side trading systems;
6.	Log Management: Manually or automatically back up important log files and store and maintain them in special equipments, so that when anything wrong should happen, the Esunny staff will be able to call the logs for detailed investigation;
7.	Provide the Party A with a safe and suitable rack space for storing their hardware equipments; And take other measures to ensure the safety and security of customer equipments;
8.	Cooperate with the Party A in implementing gateway construction, equipment integration, and other works; Help the Party A to contact brokers and exchanges for network tests;
9.	The Party B is responsible for the daily maintenance of the Esunny International V9.0 and its hardware environment. The Party B promises to create a patrol inspection mechanism and assign special persons to watch over the operation of the Esunny International V9.0 and its hardware environment during the trading hours.

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10.	The Party B has the right to upgrade, adjust and make other changes to the Esunny International V9.0 system from time to time. Before starting any action, the Party B should inform the Party A of the changes by email or other means according to this Agreement. And the Party A should cooperate with the Party B in such actions. The Party B will not be liable for any loss or damage resulting from the failure of system upgrading and adjustment due to Party A’s failure to cooperate in such actions.
11.	The Party B shall provide all necessary supports for the Party A to organize emergency drills, maintain remote login maintenance, and carry out in-house jobs its technical people shall conduct in the computer room;
12.	The Party B shall design and implement the Esunny International V9.0 deployment solution, maintain the daily maintenance and monitoring of all equipments used for the hosted Esunnsy International V9.0 system, try its best to ensure the safe and stable operation of the system and, particularly, the 24/5 safe and stable operation of the system on all trading days. If any hardware/software problem or network failure should happen, the Party B shall immediately carry out a real-time examination and restore the normal operation of servers and/or network as quickly as possible, and, via the Operation & Maintenance Person assigned by the Party A, invest reasonable efforts to reduce the loss or damage that the Party A may suffer from the incident. If the Party A requires a Failure Statement, the Party B will provide an incident report detailing the situation.
13.	The Party B has the right to upgrade, adjust and make other changes to the Esunny International V9.0 system from time to time. Before conducting any of such actions, the Party B should inform the Party A of the changes by email or other means according to this Agreement. And the Party A should cooperate with the Party B in such actions. The Party B will not be liable for any loss or damage resulting from the failure of system upgrading and adjustment due to Party A’s failure to cooperate in such actions.
14.	The Party B’s responsibility scope varies with different hosting modes and shall be clearly defined in the service Order and/or Order Attachment signed for particular services provided under this Agreement.

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2.3.2.	Esunny Trading Server Hosting Service Rules

(a)   Esunny Trading Server Hosting Service is designed for the Party A to deploy its own server in Party B’s computer room. This server is to deploy Party A’s own procedures and systems used to trigger transaction instructions. Party B provides operation and maintenance support for hosting and accessing back-end systems for Party A’s normal operation.

(b)  Software Environment: Party A shall provide and download and install applications and other required software from the server.

(c)   Hardware Environment: It particularly refers to hardware environment that supports the operation of Esunny Trading Server, including:

①	Network equipment required for transactions;
②	Network environment connected with back-end systems;
③	Access network for customer remote management;
④	Basic computer room environment.

(c) Party A and Party B’s responsibilities under the Esunny Trading Server Hosting Services:

①	Party A shall strictly follow the relevant regulations and requirements set by Party B while using the Esuuny Trading Server Hosting Services. Party A shall complete the design and implementation plan of integrated solution of the hosted equipment, and shall be responsible the operation and maintenance of the hosted equipment to ensure its safe and stable operation, and shall not affect the normal operation of Party B’s and any third party’s equipment and networks;
②	Party A shall only use the network environment provided by Party B for Party A’s transactions on its own server and for Party A’s own management access. Party A shall not use the network channels provided by Party B for any illegal activities or any activities in violation of regulations set by Party B or by any regulatory bodies.
③	Party A shall be responsible for the maintenance and daily management of the programs and operating systems in connection with the hosted server. Party B shall only be responsible for providing guidance and assistance to access to Party B’s financial derivative transaction analysis system;
④	Party B shall provide storage space for Party A’s hardware equipment to ensure the safety, coordinate with Party A in relation to the implementation of network construction, equipment integration commissioning and others, assist Party A to conduct network testing in the hosting area when necessary, and provide necessary support and cooperation for Party A’s testing, remote login maintenance, and technical personnel entering in and leaving the computer room;
⑤	Party A shall read and strictly follow the instructions for users of the hosting series in the corresponding attachment, and cooperate with Party B to complete the hosting service.

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3	Term, Service Provision, Acceptance and Inspection, Fees
3.1	After signature, this Agreement will take effect on the Effective Date described below and terminate on the Expiry Date of the last Order issued under this Agreement. When any party wishes to terminate any Order issued under this Agreement, such termination shall not entail the termination of any existing and accepted Order. In other words, this Agreement shall remain effective as long as the Orders signed under this Agreement remain effective, or, until the Orders signed under this Agreement expire.
3.2	In principle, the service term of every service item listed in the orders will last for one year since the first charging day (the first contract year), and, automatically extend for another year since the end of the first contract year (extension year) , and then extend for another extension year over and over again. If wishing to terminate an Order, a Party should notify in writing (by email, etc) the other Party at least 30 days before the end of the first contract year or an extension year, and then, the Order shall terminate on its expiry date.
3.3	After the Party B finishes the service provision and trial operation, the Party A should confirm the service provision and sign the Order Attachments issued under this Agreement. The charging of service shall begin on the first charging day stipulated on the Order.
4	Fees and Taxes
4.1	The payment of all fees under this Agreement, including but not limited to Software License Fee, Hosting Fee, Information Service Fee, should be made to the bank accounts listed in the following bank information table:
Beneficiary Bank
Beneficiary Bank’s Address
Beneficiary A/C Name	ESUNNY INTERNATIONAL (HK) CO., LIMITED
Beneficiary Account Number
Beneficiary Bank Swift Code
Company Address

4.2	Unless specifically stipulated otherwise in the Order, the payment shall be made in Hong Kong Dollar;
4.3	None of the fees collected under this Agreement includes any tax. The Party A agrees to pay for all taxes on all payables under this Agreement to local tax authorities.
4.4	If, according to any law or regulation, the Party A is liable for deducting or withholding any tax on the receivables under this Agreement, the payment that the Party B received shall exempt from any such deduction or withholding. If any, the Party A shall timely clear all taxes and governmental charges related to such payments and inform the Party B of the tax clearance with tax payment vouchers.
4.5	The Party A should make all payments exactly in accordance with the payment amount and term specified in the Order;

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5	Breach of Contract and Remedies
5.1	If any Party should violate any provision of this Agreement, the other Party has the right to demand correction by informing the defaulting Party of the violations in writing, e.g. by email, facsimile or mail. If the defaulting Party should fail to correct the violations within 10 business days after receiving the written notice, the other Party has the right to unilaterally terminate the Agreement and claim compensation for all/any loss or damage resulting from such termination.
5.2	If the Party A should fail to clear due payment in full on time as stipulated in this Agreement, the Party B reserves the right to claim extra compensation in addition to the delayed payments. Also, the daily penalty of overdue account to which the Party A shall be subject is 1‰ of the delayed payment. If the Party A should delay to clear the overdue account for over a month, the Party B has the right to terminate this Agreement immediately, suspend all services provided under this Agreement, and require the Party A to clear all delayed payment, pay an overdue fine, and make compensation for all the loss or damage resulting from its nonperformance, including but not limited to various expenses spent in resolving the dispute.
5.3	Within the effective term of and one year after the termination of this Agreement, without prior consent in writing from the Party B, the Party A and/or any of its associated companies should never hire, directly or indirectly, any current employees of the Party B and/or its associated companies, and/or their former employees with regard to whom the employment relation has been terminated for less than two years. Any violation of this provision shall be deemed as grave breach of contract. Consequently, the defaulting Party shall be subject to a penalty that is twice as much as the total annual salary (including salary, bonus and other remuneration) of the employee of the year before he/she left the Party A or any of its associated company. And the Party A should clear such penalty by bank transfer within 10 business days after receiving a notice of the breach of contract. If the Party A should fail to clear the penalty on time, it will be subject to a daily overdue penalty of 5‰ of the overdue payment.
6	Suspension and Termination
6.1	The Party B has the right to suspend any/all services it provides under this Agreement. If the Party A should fail to correct the violations within 30 days after the suspension of the services, the Party B has the right to terminate this Agreement or Order or suspend any service listed on the Order.
6.1.1	Should Party A changes the use of its equipment without due authorization;
6.1.2	Should the Party A be temporarily closed for internal rectification or its business operation is under the restriction of any order from a regulatory body, government or court, the Party B has the right to suspend this Agreement or the services affected;
6.1.3	Should the Party A forge or use false financial licenses or other certificates, or, its original legal financial license has already been revoked or become invalid.
6.2	While using the hardware, software and services that the Party B provides under this Agreement for business purposes, the Party A should abide by all applicable local laws and administrative regulations and never engage itself in any criminal actions that would endanger any national or regional security or disclose state or regional secrets. If there is any incident in which the Party A should be involved in any violation of applicable laws, regulations or administrative rules, the Party B has the right to require the Party A to make corrections. And the Party A should implement all correction activities and continue to use all services provided under this Agreement in a lawful way. Otherwise, the Party B would have the right to unilaterally suspend or terminate all services provided under this Agreement.
6.3	Based on friendly discussion, both Parties may terminate this Agreement by entering into a written supplementary agreement. Both Parties agree that if there emerge any major change in applicable laws, governmental decrees, exchange rules, or the Party B’s services, both Parties would modify the affected provisions of this Agreement accordingly and enter into a new agreement through friendly discussion.
6.4	If Party A fails to make the payment due within 30 days, Party B has the right to retain Party A’s equipment and do the following:
6.1.4	Power off, disconnect the network, remove Party A’s equipment or move it away from the data room, and the related costs shall be borne by Party A;
6.1.5	Coordinate with Party A to discount the retained properties to pay off the unsettled payment. If the Parties cannot reach an agreement within 30 days from the date Party B retains Party A’s equipment due to lost contact with Party A, then Party B can dispose of Party A’s equipment in its sole discretion and receive priority in compensation. If it is not sufficient to make up for Party B’s losses, Party B can still claim from Party A for the remaining;
6.1.6	Unless otherwise agreed in writing by both Parties, if any Party should wish to terminate this Agreement in advance or any Order under it, it should inform the other Party of its intention with a written Termination Notice at least 30 days in advance (except for the termination due to payment delay). Then, this Agreement shall automatically cease to be effective on the termination date specified in the Termination Notice. When the Party A should terminate this Agreement unilaterally in advance, the Party B will not return any payment that the Party A has made. Or, if the Party B should terminate this Agreement unilaterally in advance, both Parties will settle down all payments incurred by then within 15 business days since the termination of this Agreement.

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7	Intellectual Property Rights and Confidentiality
7.1	The Party A acknowledges and agrees that all intellectual property rights attached to all or any of the software provided under this Agreement belong to the Zhengzhou Esunny only; And it owns the full and exclusive authority that enables the Party B to performs all of the business operations described in this Agreement. The intellectual property rights attached to and the ownership of all quotation information provided under this Agreement belong to the exchanges who supply them only. Under no circumstance, this Agreement should be seen as an authorization to permit any transfer of any intellectual property right from the Party B or any other third party to the Party A. The Party A, however, may obtain the usage rights over the abovementioned software and quotation information by virtue of this Agreement, Order or any other special agreement. Without a prior permission in writing, the usage right mentioned above shall remain non-exclusive and non-transferable.
7.2	To the maximum extent permitted by law, the Party B shall not change, modify, rewrite, translate, decompile, disassemble, reverse-engineer, or, for any purpose other than that stipulated in this Agreement, commercialize any software and/or quotation information that the Party B provides under this Agreement.
7.3	Both Parties should observe their obligation of maintaining confidentiality under this Agreement and take all actions to prevent all or any of the content of this Agreement to be disclosed to any individual or any third party in no relation to this Agreement. Also, both Parties should maintain the secrecy of any technical secret and/or business information obtained from the other Party during the cooperation. The obligation of maintaining confidentiality shall always remain effective and shall survive all the change, dissolution or termination of this Agreement.
7.4	The Party B promises that there is no malicious code or unauthorized functions hidden in any software it provides, or any functional module that’s not in conformity with the applicable laws and regulations of Hong Kong SAR and P.R. China or any other jurisdiction, and that all software it provides is in compliance with the technical standards and technical directions applicable to the stock and futures industry in the Mainland China and Hong Kong SAR.
7.5	The Party A promises that it would not transfer, sell, give and/or disclose all or any of the Esunny products and/or any of the technical data that are under the protection of intellectual property right, e.g. design idea, system structure or technical paper, etc. The Party A should observe the obligation of maintaining the secrecy of all and/or any of the Party B’s pricing policy, financial data or details of contract that has become known to it due to the cooperative relations between both Parties. If the Party B should suffer any loss or damage arising from the Party A’s disclosure of abovementioned confidential information, the Party A shall make compensation that is at least as much as the loss that the Party B may suffer due to its breach of confidential obligations
7.6	The Party B promises not to disclose, in any way, any business secret of the Party A that has become known to its during its cooperation with the Party A to any third party.

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7.7	Both Parties should keep secrecy of all and/or any of the technical secrets and business information that became known to each other during the cooperation. The confidentiality obligation to which both Parties committed themselves under this Agreement shall not disappear along with the change, dissolution or termination of this Agreement, except that the disclosure is legally required by any government, regulatory body or judicial agency for lawful investigation.
7.8	The exchanges own all the exclusive intellectual property rights over the quotation information they provide. All such quotation data constitute the valuable confidential information of the exchange that provides them and the object attached to which there are exclusive rights within a non-public scope. In addition, unless they are made public by the owner, such information shall remain the valuable confidential information of the exchanges and the exclusive rights over them shall remain that of the relevant exchanges.
7.9	The Party A shall not take any action that infringes or will possibly infringe the Party B’s intellectual property rights and/or causes or will possibly cause any damage to any third party’s rights, qualifications or interest over its intellectual products. If due to the Party A’s actions, the Party B should be subject to any claim or lawsuit and thereafter suffer any loss and/or damage, the Party A shall make full compensation for such loss. This provision and relevant conditions shall remain effective after the expiry or termination of this Agreement.
7.10	The Party A guarantees not to disclose, reproduce or use any content of Esunny products, including but not limited to transaction data, in a form or for a purpose not approved by the Party B. Otherwise, the Party B has the right to terminate the services. The Party A should cooperate with the Party B or exchanges in all auditing and examination over the quotation data, including the use of quotation data, as well as any ledger and/or record about the receiving and using of the quotation information.

8	Disclaimer and Force Majeure
8.1	The Party A fully understands and agrees that, considering the particularities of the software development industry and the high risk to which the futures industry is exposed, the Party B is not liable for paying any compensation, penalty or indemnity to the Party A for any loss or damage arising from the defects of services provided under this Agreement, including but not limited to software defects, network interruption, network service delay, server downtime, cloud resource failure. If there is any conflict between this provision and other agreements that both Parties will or has entered into, this provision shall prevail. If the Party A should suffer any loss or damage resulting from the defects in the Party B’s services, the Party B may, in its sole discretion, determine whether, when and how to make compensation to the Party A for such loss.
8.2	Regardless of time or causes, the Party B shall not take any responsibility for any loss or damage arising from any service interruption or restriction resulting from a factor that is beyond the reasonable control of the Party B; Under no circumstance will the Party B be liable for any indirect, incidental, collateral or special loss that the Party A may suffer. The Party B is not liable for any dispute between the Party A and any other third party.

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8.3	The Party B is not liable for any compensation for the failure of providing services or the failure of providing service in the period stipulated in this Agreement resulting from any of the Party A’s actions.
8.4	No Party of this Agreement shall be liable for any loss resulting from governmental restriction or the restriction of law or regulation;
8.5	The Party B shall not be liable for any loss or damage arising from the Party A’s failure of upgrading the software according to the instruction that the Party B provides under this Agreement;
8.6	The Party A fully understands and agrees that, considering the particularities of the software development industry and the unpredictability of risks, what the Party A may suffer from the inherent defects or operation error of any Esunny software should not be seen as the breach of contract for which the Zhengzhou Esunny is responsible. Neither the Party B nor the Zhengzhou Esunny shall be liable for any of such loss.
8.7	The Party A fully understands and agrees that, considering the particularities of the computer and internet industries, the service delay, interruption and errors arising from factors that are beyond the reasonable control of the Party B, e.g. telecommunication operator’s service failure or technical adjustment, shall not be seen as the breach of contract for which the Party B is responsible. The Party B shall not be liable for any of such loss.
8.8	The Party A should protect and hold harmless the Party B from any loss or damage arising from any claim against the Party A filed by the Party A’s end clients or any third party in relation with the Party A.
8.9	The Party B shall take all reasonable measures within its power to ensure the continuity of the information supply and to ensure the consistency between the data provided to the Party A and the data that the Party B received from its data sources. The Party B is not liable for the interruption, error, disturbance, delay, missing or any other kind of data service failure and/or information error, and/or any loss or damage arising from such failure and/or error. If the Party B should directly cause any delay or failure of data supply, the Party A may require the Party B to extend the information service for an extra period of time that’s long enough to cover all such loss.
8.10	The Party A fully understands and agrees that the Zhengzhou Esunny is not a Party of this Agreement and thus will not be liable for any compensation or take any legal responsibility because of the signing and performance of or dispute in relation with this Agreement.

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8.11	Force Majeure

No Party will be liable for the loss or damage arising from the delayed performance or non-performance of all or any part of this Agreement as a result of a force majeure incident, unless it involves the Party A’s obligation of payment. But when encountered with a force majeure incident, a Party should timely inform the other party of the facts together with evidence sufficient to prove the authenticity of the incident.

9	Dispute and Governance
9.1	Settlement of Disputes

Both Parties shall resolve all disputes or divergence of views arising from the signing and/or performance of this Agreement In line with the principles of equality, good faith and friendship. If both Parties should fail to resolve a dispute or divergence within 30 days after a dispute notice is delivered in writing, any Party may start a legal proceeding, including a law suit brought to a court, for a resolution.

9.2	Governance Laws

This Agreement is subject to the governance of and shall be interpreted according to the laws and regulation of Hong Kong SAR. The Parties shall irrevocably accept the judgment made by a court in Hong Kong SAR. Both Parties acknowledge the commercial nature of this Agreement and hereby explicitly and irrevocably waive, within applicable scope, all rights for claims or rights that may lead to exemption, including but not limited to sovereign immunity, state action and others. These exemptions are an asset to itself or in connection with any legal proceeding that might appear in the performance of this Agreement.

9.3	Complete Agreement

This Agreement represents the whole agreement that both Parties have reached over the services to be provided under this Agreement. Other than the content of this Agreement, there is no express or implied, oral or written, commitment, article, condition or obligation agreed between both Parties. Except for what has been clearly stipulated in this Agreement, both Parties shall not rely on any other statement or guarantee about the services to be provided.

10	Notice and Communication
10.1	The communication between both Parties that shall take place under this Agreement shall be carried out in writing and delivered, with reliable mailing method, to the following addresses or other addresses made known to each other according to this provision. In emergency, one Party may contact the other Party by QQ, facsimile or email.
Party A
Company Name:	Lion Futures Limited
Registered Address:	Unit F, 22/F, YHC Tower, No.1 Sheung Yuet Road, Kowloon Bay, Hong Kong SAR
Mail Address:	Unit F, 22/F, YHC Tower, No.1 Sheung Yuet Road, Kowloon Bay, Hong Kong SAR
QQ/ WeChat	Facsimile:
Project Manager:	Phone:
Party B
Company Name:	Esunny International (Hong Kong) Co., Ltd.
Authorized Representative:	Phone
Registered Address:	Unit 1603, Office Plus Wan Chai, 303 Hennessy Rd, Wan Chai, Hong Kong SAR
Mail Address:	Unit 1603, Office Plus Wan Chai, 303 Hennessy Rd, Wan Chai, Hong Kong SAR
Service Hotline
QQ/WeChat	Facsimile:
Project Manager:	Phone:

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10.2	If a notice is sent by mail, and, the sender and receiver locate in the same city, the notice shall be seen as effectively delivered two business days after the notice is so mailed, and, if the notice is to be sent to a different city, three business days after mailing. If a notice is sent by facsimile, email or similar telecommunication means, on condition that the right facsimile number and email address are input and a written confirmation notice is sent together, the notice shall be seen as effectively delivered on the same day. If any change should happen to above contact information, the other Party should be immediately notified. If a Party should fail to notify the other Party about the change on time and cause itself out of touch, it will be subject to all legal responsibilities incurred thereafter. During the performance of this Agreement, all the statements and the exchanges are to be made by or delivered to both Parties by email, internetwork communication or paper document. If any Party should fail to do so, it shall bear all the loss or damage arising from the failure alone.
11	Others
11.1	For matters not mentioned in this Agreement or changes to be made on the original content of this Agreement, both Parties shall enter into a supplementary agreement through friendly discussion. When signed by both Parties, the supplementary agreement shall be seen as an integral part of this Agreement and having the same legal effect.
11.2	For the convenience of reading, this Agreement is made out in different language versions. The explanation of this Agreement shall be based on the Chinese Version.
11.3	This Agreement is made in duplicate. Each Party keeps one original of the two after signing. This Agreement is entered into effect on the day it is signed and stamped by both Parties.

（The following is the Signature Page）

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Party A: Lion Futures Limited

Company Seal: [Company seal is affixed]

Signatory: /s/ Kwok Kai Wai

Position Title: Director

Party B: Esunny International (Hong Kong) Co., Ltd.

Company Seal: [Company seal is affixed]

Signatory: /s/ Zhang Zhifeng

Position Title: Vice General Manger

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